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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-31784 and 333-44822 on Form S-8 of Onvia.com, Inc. of our report dated March 30, 2001, appearing in the Annual Report on Form 10-K of Onvia.com, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Seattle, Washington
March 30, 2001